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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000, except as to the subsequent event described in Note 25 which is as of February 4, 2000, relating to the financial statements, which appears in the 1999 Annual Report to Shareowners of Honeywell International Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement of our report dated June 11, 1999 relating to the financial statements of the Honeywell Truck Brake Systems Company Savings Plan (the "Plan"), which appears in the Plan's Annual Report on Form 11-K for the plan year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 29,2000






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